Exhibit 4.1

OCZ Technology Group, Inc.

and

Computershare Trust Company, N.A.

Rights Agreement

Dated as of October 25, 2011

Section 30.	Determinations and Actions by the Board of Directors	30

Section 31.	Severability	30

Section 32.	Governing Law	30

Section 33.	Counterparts	31

Section 34.	Descriptive Headings	31

Section 35.	Force Majeure	31

Exhibit A	- Form of Certificate of Designations

Exhibit B	- Form of Right Certificate

Exhibit C	- Summary of Rights to Purchase Preferred Shares

This Rights Agreement, dated as of October 25, 2011 (this “Agreement”), is by and between OCZ Technology Group, Inc., a Delaware corporation (the “Corporation”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”).

The Board of Directors of the Corporation has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Corporation outstanding on November 4, 2011 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date, the Exchange Date, and the Final Expiration Date (as such terms are hereinafter defined).

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.           Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)           “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares of the Corporation then outstanding, but shall not include the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any Subsidiary of the Corporation, or any entity holding Common Shares for or pursuant to the terms of any such plan.  Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Corporation which, by reducing the number of Common Shares of the Corporation outstanding, increases the proportionate number of Common Shares of the Corporation beneficially owned by such Person together with all Affiliates and Associates of such Person to 20% or more of the Common Shares of the Corporation then outstanding; provided, however, that, if a Person together with all Affiliates and Associates of such Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Corporation then outstanding solely by reason of share purchases by the Corporation, and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional Common Shares of the Corporation, other than pursuant to a dividend or distribution paid or made by the Corporation on the Common Shares of the Corporation then outstanding or pursuant to a split or subdivision of the then outstanding Common Shares of the Corporation, then such Person shall be deemed to be an “Acquiring Person.”.

Notwithstanding the foregoing, if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because such Person (i) was unaware that it beneficially owned a percentage of Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (ii) was aware of the extent of its beneficial ownership of Common Shares but did not have actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Corporation, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b)           “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(c)           “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(d)           “Agreement” shall have the meaning set forth in the first paragraph hereof.

(e)           “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(f)           A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)           which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii)           which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and the Corporation or other selling group members with respect to a bona fide  public offering of securities) (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is also not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)           without duplication of any securities that are deemed beneficially owned by a Person pursuant to Section 1(f)(ii) hereof, which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and the Corporation or other selling group members with respect to a bona fide public offering of securities) (whether or not in writing) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(f)(ii)(B) hereof) or disposing of any securities of the Corporation.

Notwithstanding anything in this definition of Beneficial Owner to the contrary, the phrase “then outstanding,” when used with reference to the percentage of the securities of the Corporation that a Person shall be deemed to beneficially own, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(g)           “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(h)           “Close of Business” on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

(i)           “Common Shares” shall mean shares of Common Stock, par value $0.025 per share, of the Corporation.

(j)           “Common Share Equivalent” shall have the meaning set forth in Section11(a)(iii) hereof.

(k)           “Corporation” shall have the meaning set forth in the first paragraph hereof.

(l)           “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(m)           “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(n)           “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.

(o)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)           “Exchange Date” shall have the meaning set forth in Section 7(a) hereof.

(q)           “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(r)           “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(s)           “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(t)            “NYSE” shall mean the New York Stock Exchange.

(u)           “Permitted Offer” shall mean an acquisition of Common Shares pursuant to a tender offer or an exchange offer for all outstanding Common Shares at a price and on terms determined, prior to the time the Person making the offer or an Affiliate or Associate thereof is an Acquiring Person, by at least a majority of the members of the Board of Directors of the Corporation who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to stockholders of the Corporation and not inadequate (taking into account all factors which such members of the Board deem relevant, including, without limitation, prices which could reasonably be achieved if the Corporation or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Corporation and its stockholders.

(v)           “Permitted Offer Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(w)           “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

(x)           “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.0025 per share, of the Corporation having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

(y)           “Purchase Price” shall have the meaning set forth in Section 4 hereof.

(z)           “Record Date” shall have the meaning set forth in the second paragraph hereof.

(aa)           “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(bb)           “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(cc)           “Reduced Threshold” shall have the meaning set forth in Section 27 hereof.

(dd)           “Right” shall have the meaning set forth in the second paragraph hereof.

(ee)           “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(ff)           “Rights Agent” shall have the meaning set forth in the first paragraph hereof.

(gg)           “Shares Acquisition Date” shall mean the first date of public announcement by the Corporation or by or on behalf of an Acquiring Person that an Acquiring Person has become such.

(hh)           “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ii)           “Subsidiary” of any Person shall mean any Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(jj)           “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(kk)           “Successor Common Shares” shall mean, with respect to any Person, the capital stock (or equity interest) with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(ll)           “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(mm)           “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

(nn)           “Unaffiliated Shares” shall mean the Common Shares outstanding, less any Common Shares Beneficially Owned by an offeror of a Permitted Offer, or by such offeror’s Affiliates and Associates, prior to such offeror’s purchase of Common Shares pursuant to the Permitted Offer.

Section 2.           Appointment of Rights Agent.  The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Corporation may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent.  Notwithstanding the foregoing, the Rights Agent will have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

Section 3.           Issue of Right Certificates.  a)  Until the earlier of the Close of Business on (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Corporation prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any entity holding Common Shares for or pursuant to the terms of any such plan) of a tender or exchange offer, other than a Permitted Offer, the consummation of which could result in any Person becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates or book-entry credits for Common Shares registered in the names of the holders thereof (which certificates or book-entry credits shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares.  As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held.  As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.  The Corporation shall promptly notify the Rights Agent in writing upon the occurrence of a Distribution Date, and if such notification is given orally, the Corporation shall confirm the same in writing on or before the Business Day next following.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively that the Distribution Date has not occurred.

(b)           On the Record Date, or as soon as practicable thereafter, the Corporation will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation.  With respect to certificates or book-entry credits for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights or by such book-entry credits.  Until the Distribution Date (or the earlier of the Redemption Date, the Exchange Date or the Final Expiration Date), the surrender for transfer of any certificate (or the transfer of any book-entry credit) for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with Common Shares represented thereby.

(c)           Certificates (or book-entry credits) for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this Section 3(c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, the Exchange Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between OCZ Technology Group, Inc. and Computershare Trust Company, N.A., dated as of October 25, 2011, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of OCZ Technology Group, Inc..  Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate.  OCZ Technology Group, Inc. will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor.  AS SET FORTH IN THE AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON (AS DEFINED IN THE AGREEMENT) WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE AGREEMENT) BECOME NULL AND VOID AND MAY NOT THEREAFTER BE EXERCISED OR TRANSFERRED.

With respect to such certificates (or book-entry credits) containing the foregoing legend, until the Distribution Date, the Rights associated with Common Shares represented by such certificates (or book-entry credits) shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate (or book-entry credit) shall also constitute the transfer of the Rights associated with Common Shares represented thereby.  In the event that the Corporation purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Corporation shall not be entitled to exercise any Rights associated with Common Shares which are no longer outstanding.

Section 4.           Form of Right Certificates.  The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage.  Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the “Purchase Price”), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

Section 5.           Countersignature and Registration.  The Right Certificates shall be executed on behalf of the Corporation by its Chief Executive Officer, either manually or by facsimile signature, shall have affixed thereto the Corporation’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature.  The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

Following the Distribution Date and receipt by the Rights Agent of notice to that effect and all other necessary information, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.           Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earliest of the Redemption Date, the Exchange Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the designated office of the Rights Agent.  The Right Certificates are transferable only on the registry books of the Rights Agent.  Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the holder thereof shall have (i) completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Corporation or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of such Right Certificate.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Rights Agent shall have no duty or obligation under any Section of this Agreement requiring the payment of taxes and/or governmental charges unless and until it is satisfied that all such taxes and/or governmental charges have been paid.

Upon receipt by the Corporation and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Corporation’s or the Rights Agent’s request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.           Exercise of Rights; Purchase Price; Expiration Date of Rights.  b)  The registered holder of any Right Certificate (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed and properly completed, to the Rights Agent at the designated office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredths of a Preferred Share as to which the Rights are exercised, and an amount equal to any tax or governmental charge required to be paid under Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Corporation at or prior to the earliest of (i) the Close of Business on October 25, 2014 (the “Expiration Date”), (ii) the time at which a Person, alone or together with such Person’s Affiliates and Associates, accepts for purchase in the applicable tender offer or exchange offer more than 50% of the Unaffiliated Shares of the Corporation pursuant to a Permitted Offer (the “Permitted Offer Expiration Date”, and the earliest of the Expiration Date or the Permitted Offer Expiration Date, the, “Final Expiration Date”), (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the date of such redemption being the “Redemption Date”) or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof (the date of such exchange being the “Exchange Date”).

(b)           The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $35.00, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof, and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below.

(c)           Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed and properly completed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Corporation hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Corporation hereby directs such depositary agent to comply with such request; (ii) when necessary, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d)           In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a holder of Rights or other securities upon the occurrence of any purported exercise as set forth in this Section 7 unless such holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and of the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Corporation or the Rights Agent shall reasonably request.

Section 8.           Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Corporation.

Section 9.           Availability of Preferred Shares.    The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.  The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Corporation further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights.  The Corporation shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation’s or the Rights Agent’s reasonable satisfaction that no such tax or governmental charge is due.

Section 10.           Preferred Shares Record Date.  Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and governmental charges) was duly made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Corporation are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

Section 11.           Adjustment of Purchase Price; Number of Shares or Number of Rights.  The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           (1)  In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including, without limitation, any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

(ii)           Subject to Sections 23 and 24 hereof, in the event any Person becomes an Acquiring Person at any time prior to the Final Expiration Date, each holder of a Right other than any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event (such number of shares, the “Adjustment Shares”).  In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Corporation shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights acquired or beneficially owned by any Person other than an Acquiring Person (or any Associate or Affiliate of such Acquiring Person).

From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Associate or Affiliate thereof whose Rights would be null and void pursuant to the preceding sentence shall be cancelled.  The Corporation shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

The Corporation shall notify the Rights Agent when this Section 11(a)(ii) applies and shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but neither the Corporation nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Corporation’s failure to make any determinations with respect to any Acquiring Person (or any Associate or Affiliate of such Acquiring Person).

(iii)           In the event that, after any Person becomes an Acquiring Person, there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of Rights in accordance with Section 11(a)(ii) hereof above, the Corporation shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights; provided, however, that if the Corporation determines that it is unable to cause the authorization of a sufficient number of additional Common Shares, then the Corporation, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date of this Agreement to which it is a party, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”) and (B) with respect to each Right (other than Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Corporation (including, without limitation, shares or fractions of shares of preferred stock, such as the Preferred Shares, which the Board of Directors of the Corporation has deemed in good faith to have substantially the same value or economic rights as Common Shares (such shares or fractions of shares of preferred stock being referred to as “Common Share Equivalents”)), (4) debt securities of the Corporation, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Corporation based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Corporation; provided, however, that if the Corporation shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the time that any Person becomes an Acquiring Person, then the Corporation shall be obligated to deliver, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date of this Agreement to which it is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which Common Shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Corporation shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended and re-extended to the extent necessary, but not more than 90 days after the time that any Person becomes an Acquiring Person, in order that the Corporation may seek stockholder approval for the authorization of such additional shares (such 30 day period, as it may be extended or re-extended, the “Substitution Period”). To the extent that the Corporation determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Corporation (1) shall provide that such action shall apply uniformly to all outstanding Rights (other than Rights that have become void pursuant to Section 11(a)(ii) hereof), and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect and the Corporation shall promptly provide the Rights Agent copies of such announcements.  For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the current per share market price of a Common Share on the date that any Person becomes an Acquiring Person and the value of any Common Share Equivalent shall be deemed to have the same value as a Common Share on such date.  The Board of Directors of the Corporation may, but shall not be required to, establish procedures to allocate the right to receive Common Shares upon the exercise of the Rights among the holders of Rights pursuant to this Section 11(a)(iii).

(b)           In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights.  Preferred Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           In case the Corporation shall fix a record date for the making of a distribution to all holders of Preferred Shares (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date.  Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)           (2)  For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to but not including such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after but not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M., Eastern time, or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M., Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M., Eastern time, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M., Eastern time, by the NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Corporation.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if such Security is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ or any other transaction reporting system, a day on which NASDAQ or such other reporting system reports trades, or, if the Security is not so quoted, a Business Day.

(ii)           For the purpose of any computation hereunder, the “current per share market price” of Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) hereof.  If Preferred Shares are not publicly traded, the “current per share market price” of Preferred Shares shall be conclusively deemed to be the current per share market price of Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred.  If neither Common Shares nor Preferred Shares are publicly held or so listed or traded, “current per share market price” of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e)           No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f)           If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Preferred Shares contained in Section 11(a) through (c) hereof, inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to Preferred Shares shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Corporation shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment (other than Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)           The Corporation may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights (other than Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Corporation shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned and delivered in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)           Irrespective of any adjustment or change in the Purchase Price or in the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l)           In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)           Notwithstanding anything in this Section 11 to the contrary, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Corporation to holders of Preferred Shares shall not be taxable to such stockholders.

(n)           In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

(o)           The Corporation covenants and agrees that it shall not, at any time that there is an Acquiring Person, (i) consolidate with any other Person, (ii) merge with or into any other Person, or (iii) sell, lease or transfer (or permit one or more Subsidiaries to sell, lease or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons, if at the time of or immediately after such consolidation, merger, sale, lease or transfer there are any rights, warrants or other instruments or securities of the Corporation or any other Person outstanding or agreements, arrangements or understandings in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 12.           Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made or any event affecting the Rights or their exercisability (including, without limitation, an event which causes Rights to become null and void) occurs as provided in Section 11 or 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment or describing such event and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for Common Shares or Preferred Shares and the Securities and Exchange Commission a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.  Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.  The Rights Agent shall be fully protected in relying on any certificate prepared by the Corporation pursuant to Sections 11 and 13 hereof and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any such adjustment or any such event unless and until it shall have received such a certificate.  Any adjustment to be made pursuant to Sections 11 and 13 hereof shall be effective as of the date of the event giving rise to such adjustment.

Section 13.           Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)           In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, but prior to the Final Expiration Date, (i) the Corporation shall consolidate with, or merge with and into, any other Person, (ii) any Person shall consolidate with the Corporation, or merge with and into the Corporation and the Corporation shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the issued and outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Corporation) or cash or any other property, or (iii) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person other than the Corporation or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein, and other than Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Successor Common Shares of such other Person (including the Corporation as successor thereto or as the surviving corporation) as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Successor Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (B) the issuer of such Successor Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Agreement; (C) the term “Corporation” shall thereafter be deemed to refer to such issuer; and (D) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of Successor Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to Successor Common Shares thereafter deliverable upon the exercise of the Rights.  The Corporation shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Corporation and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this Section 13.  The Corporation shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

(b)           Once an event that triggers the provision of this Section 13 occurs, the Corporation, as soon as practicable, shall provide the Rights Agent with a certificate stating that the provisions of this Section 13 have been fulfilled.  The Rights Agent shall have no obligation to perform under this Section 13 until it receives such certificate and may conclusively rely and be fully protected in conclusively relying upon such certificate of the Corporation stating that the provisions of this Section 13 have been fulfilled.  Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent must be obtained in connection with any supplemental agreement which in any way alters the rights or duties of the Rights Agent.

Section 14.           Fractional Rights and Fractional Shares.  c)  The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

(b)           The Corporation shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share).  Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of Preferred Shares represented by such depositary receipts.  In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share.  For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)           The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

(d)           Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Corporation shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.  The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15.           Rights of Action.  All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Corporation shall use all reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as promptly as practicable.

Section 16.           Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b)           after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the designated office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

(c)           the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary.

Section 17.           Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.           Concerning the Rights Agent.  The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, claim, damage, judgment, fine, penalty, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of counsel) incurred by the Rights Agent, for anything done or omitted by the Rights Agent, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including, without limitation, the costs and expenses (including without limitation, the reasonable fees and expenses of counsel) of defending against any claim of liability arising therefrom, directly or indirectly.

The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any written instruction from the Corporation, Right Certificate or certificate for Preferred Shares or Common Shares or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.  The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

The provisions of this Section 18 and Section 20 hereof shall survive the expiration and the termination of this Agreement, the exercise or expiration of the Rights and the designation, replacement or removal of the Rights Agent.

Section 19.           Merger or Consolidation or Change of Name of Rights Agent.  Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.           Duties of Rights Agent.  The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Corporation prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for, and the Rights Agent shall incur no liability for or in respect of, any action taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder to the Corporation and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

(e)           The Rights Agent shall not be under any responsibility or have any liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including, without limitation, the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)           The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer or the Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h)           The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i)           The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof.

(j)           If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause (1) and/or (2) of such certificate thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Corporation.

(k)           No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(l)           The Corporation agrees to give the Rights Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer of the Right Certificates.

Section 21.           Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Corporation and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of Common Shares or Preferred Shares known to the Rights Agent, as applicable, by registered or certified mail.  In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.  The Corporation may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent.  If the Corporation shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an Affiliate of such Person.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.           Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Corporation to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23.           Redemption.  d)  The Board of Directors of the Corporation may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).  The redemption of the Rights by the Board of Directors of the Corporation may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Corporation, in its sole discretion, may establish.

(b)           Immediately upon the action of the Board of Directors of the Corporation ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23(a) hereof (or at such later time as the Board of Directors of the Corporation may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Corporation shall promptly give public notice (as well as prompt written notice thereof to the Rights Agent) of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within ten (10) days after such action of the Board of Directors of the Corporation ordering the redemption of the Rights or the effectiveness of the redemption of the Rights pursuant to Section 23(a) hereof, as the case may be, the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

Section 24.           Exchange.  e)  The Board of Directors of the Corporation may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board of Directors of the Corporation shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), alone or together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b)           Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to Section 24 hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Corporation shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Corporation promptly shall mail or cause to be mailed a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c)           In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Corporation shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.  In the event the Corporation shall be unable to take all such action as may be necessary to authorize such additional Common Shares, the Corporation shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(d)           The Corporation shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares.  In lieu of such fractional Common Shares, the Corporation shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.  For the purposes of this Section 24(d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(e)           Notwithstanding anything to the contrary in the foregoing, no holder of Rights shall be entitled to receive Common Shares or Common Share Equivalents or units representing fractions thereof in exchange for such holder’s Rights pursuant to this Section 24 unless and until such holder submits a certificate of exchange (substantially in the form of the Certificate of Exchange included in Exhibit B hereto) certifying that such holder is not and was not an “Acquiring Person” as set forth in this Agreement and, after due inquiry and to the best of such holder’s knowledge, such holder did not receive its Rights from a Person who is, was or became an “Acquiring Person” as set forth in this Agreement.

(f)           As soon as reasonably practicable after the Board of Directors determines to exchange Rights pursuant to this Section 24 and until all Rights have been exchanged as set forth in this Section 24, the Corporation shall make provision for a number of Common Shares in an amount equal to at least three percent of the number of Common Shares for which Rights may be exchanged pursuant to this Section 24 to be held in trust by a third party (the identity of such party to be mutually agreed upon by the Corporation and the Rights Agent) for the benefit of eligible holders of Rights who are not “Acquiring Persons” as set forth in this Agreement and who, or whose brokers, did not provide the certification required by this Section 24 by a date (such date to be mutually agreed upon by the Corporation and the Rights Agent) following the date the Board of Directors determines to exchange Rights pursuant to this Section 24.

Section 25.           Notice of Certain Events.  f)  In case the Corporation shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Corporation, or (vi) to declare or pay any dividend on Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Corporation shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of Preferred Shares for purposes of such action, and, in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Shares and/or Preferred Shares, whichever shall be the earlier.

(b)           In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Corporation shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26.           Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or by facsimile transmission as follows:

OCZ Technology Group, Inc.
6373 San Ignacio Ave
San Jose, CA 95119 USA
Attention: Corporate Secretary
Facsimile: (408) 733-5200

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) or by facsimile transmission as follows:

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Attention: Client Services
Facsimile: 781-575-4210

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

Section 27.           Supplements and Amendments.  The Corporation may in its sole discretion, and the Rights Agent shall, if the Corporation so directs but subject to the other provisions of this Section 27, supplement or amend any provision of this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Corporation may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Corporation and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.  Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, and provided such supplement or amendment does not change or increase the Rights Agent’s rights, duties, liabilities or obligations without the Rights Agent’s written consent, the Rights Agent shall execute such supplement or amendment.  Without limiting the foregoing, the Corporation may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the 20% threshold set forth in Section 1(a) hereof to not less than 10% (the “Reduced Threshold”); provided, however, that no Person who is the Beneficial Owner of a number of Common Shares equal to or greater than the Reduced Threshold, but less than 20%, shall become an Acquiring Person unless such Person shall, after the public announcement of the Reduced Threshold, become the Beneficial Owner of Common Shares representing a percentage of the outstanding Common Shares equal to or greater than the greater of (x) the Reduced Threshold or (y) the sum of (i) the lowest percentage of the outstanding Common Shares Beneficially Owned by such Acquiring Person as of any date on or after the date of the public announcement of such Reduced Threshold plus (ii) 0.01%.

Section 28.           Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.           Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, Common Shares).

Section 30.           Determinations and Actions by the Board of Directors.  All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights, as such, and all other Persons.  The Rights Agent is entitled always to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 31.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 32.           Governing Law.  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 33.           Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 34.           Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35.           Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Arthur F. Knapp, Jr.
Name: Arthur F. Knapp, Jr.
Title: Chief Financial Offer

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration

Exhibit A

FORM

of

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

OCZ TECHNOLOGY GROUP, INC.

(Pursuant to Section 151 of the
 Delaware General Corporation Law)

OCZ Technology Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on October 25, 2011:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Fourth Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.0025 per share, of the Corporation (the “Series A Preferred Stock”) and hereby states the number of shares of such series of stock, and fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as follows:

Series A Junior Participating Preferred Stock:

1.           Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting the Series A Preferred Stock shall be 100,000  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of Series A Preferred Stock then outstanding.

Ex. A-1

2.           Dividends and Distributions.

(A)           Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.0025 per share (the “Common Shares”) of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

(B)           The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(A) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

Ex. A-2

(C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

3.           Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)           Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

(B)           Except as otherwise provided herein, in any other Certificate creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)           Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

Ex. A-3

4.           Certain Restrictions.

(A)           Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)           declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)           declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)           redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)           redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(A), purchase or otherwise acquire such shares at such time and in such manner.

5.           Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Fourth Amended and Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Ex. A-4

6.           Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of  (x) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or (y) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

7.           Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

Ex. A-5

8.           No Redemption.  The shares of Series A Preferred Stock shall not be redeemable.

9.           Rank.  The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock, unless the terms of any such series shall provide otherwise.

10.           Amendment.  The Fourth Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

11.           Fractional Shares.  The Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by the undersigned authorized officer this [●] day of [●], 2011.

Name: Title:

Ex. A-6

Exhibit B

Form of Right Certificate

Certificate No. R- ___ Rights

NOT EXERCISABLE AFTER [●], 20[●] OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

Right Certificate

OCZ TECHNOLOGY GROUP, INC.

This certifies that __________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of [●], 2011 (the “Agreement”), between OCZ Technology Group, Inc., a Delaware corporation (the “Corporation”), and [●], as Rights Agent (the “Rights Agent”), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., Eastern time, on [●], 20[●] at the designated office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.0025 per share, of the Corporation (“Preferred Shares”), at a purchase price of $[●] per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed and properly completed.  The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [●], 20[●], based on the Preferred Shares as constituted at such date, and are subject to adjustment as provided in the Agreement.  As provided in the Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

If the Rights evidenced by this Right Certificate are (a) beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) or (b) transferred to an Acquiring Person (or any Associate or Affiliate of such Acquiring Person or to any nominee of such Acquiring Person, Associate or Affiliate), such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, as the same may be amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates.  Copies of the Agreement are on file at the principal executive offices of the Corporation and at the offices of the Rights Agent.

Ex. B-1

This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Corporation at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for the Corporation’s Common Shares or Preferred Shares.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

Ex. B-2

WITNESS the facsimile signature of the proper officer of the Corporation and its corporate seal.  Dated as of _________, ___.

OCZ TECHNOLOGY GROUP, INC.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:
Name:
Title:

Ex. B-3

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto _____________________________________

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: ___________________

_____________________________________
Signature

Signature Guaranteed:

All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated.  Guarantees by a notary public are not acceptable.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           this Right Certificate [  ] is [  ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)           after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _______________, _____	_____________________________________
Signature

Ex. B-4

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the Rights represented by the Right Certificate.)

To:  OCZ TECHNOLOGY GROUP, INC.

The undersigned hereby irrevocably elects to exercise _____________________ Rights represented by this Right Certificate to purchase Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated: ___________________	_____________________________________
Signature

Ex. B-5

Signature Guaranteed:

All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated.  Guarantees by a notary public are not acceptable.

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an  Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)           after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

_____________________________________
Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed and signed, the Corporation and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

Ex. B-6

FORM OF CERTIFICATE OF EXCHANGE

(To be executed if the Rights represented by the Right Certificate are being exchanged in accordance with the terms of the Rights Agreement)

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Right Certificate [   ] are [   ] are not being exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)           after due inquiry and to the best knowledge of the undersigned, it [   ] did [   ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person or who is a direct or indirect transferee of an Acquiring Person or of an Affiliate or Associate of an Acquiring Person.

Dated: _______________, _____	_____________________________________
Signature

Signature Guaranteed:

All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated.  Guarantees by a notary public are not acceptable.

NOTICE

The signature on the foregoing Form of Certificate of Exchange must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

Ex. B-7

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES

Introduction

On October 25, 2011, the Board of Directors of our Corporation, OCZ Technology Group, Inc., a Delaware corporation, declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.0025 per share.  The dividend is payable on November 4, 2011 to the stockholders of record on November 4, 2011.

Our Board has adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics.  In general terms, it works by imposing a significant adverse effect upon any person or group which acquires 20% or more of our outstanding common stock, unless such acquisition was pursuant to an offer approved by our Board.

The Rights will expire as set forth in the Rights Agreement, including concurrently with the acceptance for purchase of more than 50% of the outstanding shares not owned by the Acquiring Person (as defined below) in such a Permitted Offer (as described below).

For those interested in the terms of the Rights Agreement as made between our Corporation and Computershare Trust Company, N.A., as the Rights Agent, on October 25, 2011, we provide the following summary description.  Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K dated [●], 2011.  A copy of the Rights Agreement is available free of charge from our Corporation.

The Rights.  Our Board authorized the issuance of a Right with respect to each outstanding share of common stock on November 4, 2011.  The Rights will initially trade with, and will be inseparable from, the common stock.  The Rights are evidenced only by certificates or book-entry credits that represent common stock.  New Rights will accompany any new shares of common stock we issue after November 4, 2011 until the Distribution Date described below.

Exercise Price.  Each Right will allow its holder to purchase from our Corporation one one-hundredth of a share of Series A Junior Participating Preferred Stock (“Preferred Share”) for $35.00, once the Rights become exercisable.  This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock.  Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until

•
Ten (10) days after the public announcement that a person or group has become an “Acquiring Person” by becoming a “Beneficial Owner” (in each case as defined in the Rights Agreement) of 20% or more of our outstanding common stock, or, if earlier,

Ex. C-1

•
Ten (10) business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights.  After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock.  Any Rights held by an Acquiring Person are void and may not be exercised.

Permitted Offer Exemption: The Rights will automatically expire concurrently with the acceptance for purchase of 50% of our outstanding common stock not previously owned by the Acquiring Person or an affiliate or associate of such Acquiring Person, pursuant to an offer for all of the outstanding shares of Corporation common stock which the Directors that are independent from the Acquiring Person determine to be fair to and not inadequate and to otherwise be in the best interests of the Corporation and its stockholders, after receiving advice from one or more investment banking firms (referred to herein as a “Permitted Offer”).

Consequences of a Person or Group Becoming an Acquiring Person.

•
Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $35.00, purchase shares of our common stock with a market value of $70.00, based on the market price of the common stock prior to such acquisition.

•
Flip Over.  If our Corporation is acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $35.00, purchase shares of the acquiring corporation with a market value of $70.00 based on the market price of the acquiring corporation’s stock, prior to such transaction.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share issued in connection with the exercise of one Right is intended to approximate the economic value, voting rights and distribution rights of one share of our common stock.  Each one one-hundredth of a Preferred Share, if issued, and subject to the rights of holders of preferred stock ranking senior to the Preferred Shares:

•	will not be redeemable;

•
will entitle holders to quarterly dividend payments of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, identical per share cash dividends, and identical per share non-cash dividends or other distributions (payable in kind), other than dividends payable in our common stock or a subdivision of our outstanding common stock (by reclassification or otherwise), as are declared on one share of our common stock since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any Preferred Shares (or fraction thereof), whichever is greater;

Ex. C-2

•
will entitle holders upon liquidation to receive $1.00 per one one-hundredth of a Preferred Share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, or an amount equal to the payment made on one share of our common stock, which ever is greater;

•	will entitle holders to one vote, subject to adjustment, on each matter submitted to the vote of the stockholders of the Corporation;

•
if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment that is identical to the payment made on one share of our common stock.

Expiration.  The Rights will expire on the earlier of (i) the close of business on October 25, 2014, or (ii) the date on which a person or group accepts for purchase more than 50% of the unaffiliated shares of the Corporation pursuant to a Permitted Offer, unless earlier exercised, redeemed or exchanged.

Redemption.  Our Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person.  If our Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right.  The redemption price will be adjusted if we have a stock split or stock dividend of our common stock.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions.  Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or common stock.  No adjustments to the purchase price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights.  However, our Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock.  In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already controls.  After a person or group becomes an Acquiring Person, our Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Ex. C-3